Exhibit 99.1

Goldman Sachs BDC, Inc. Goldman Sachs Middle Market Lending Corp.

Goldman Sachs BDC, Inc. and Goldman Sachs Middle Market Lending Corp. Announce Merger Agreement

NEW YORK— (BUSINESS WIRE) — December 9, 2019 — Goldman Sachs BDC, Inc. (“GSBD”) and Goldman Sachs Middle Market Lending Corp. (“MMLC”) announced today that they have entered into an Agreement and Plan of Merger (the “Merger Agreement”). GSBD and MMLC are affiliated business development companies that are managed by Goldman Sachs Asset Management, L.P. (“GSAM”).

Under the terms of the Merger Agreement, GSBD will issue 0.9939 of a newly issued share for each MMLC share outstanding. Based on the closing price of GSBD shares on December 6, 2019, the total consideration paid for MMLC is approximately $1.0 billion, representing an 11% premium to MMLC’s September 30, 2019 net asset value.1 The transaction will also result in approximately 5.5% accretion to GSBD’s net asset value per share, based on GSBD’s and MMLC’s net asset values as of September 30, 2019.2 The combined company will continue to trade under the ticker symbol “GSBD” on the New York Stock Exchange.

“We are very excited to announce the merger of GSBD and MMLC,” said Brendan McGovern, President and CEO of GSBD and MMLC. “A transaction that delivers significant net asset value accretion for GSBD and a premium valuation for MMLC is an outstanding outcome for all parties, and reflects positively on GSAM’s ability to create substantial value for GSBD and MMLC stockholders.”

Key Highlights:

•	The merger will result in approximately 5.5% accretion to GSBD’s net asset value per share based on GSBD’s and MMLC’s net asset values as of September 30, 2019;[2]

•	Based on GSBD’s closing stock price as of December 6, 2019, MMLC stockholders will receive GSBD shares with a market value equal to an 11% premium to MMLC’s net asset value as of September 30, 2019.

•

GSAM expects the merger to be accretive to GSBD’s net investment income (“NII”) per share both in the short and long-term, reflecting a variable incentive fee cap through 2020 described below, as well as anticipated optimization of the combined company’s capitalization following the close of the transaction.

•

The merger will result in an overall improvement in GSBD’s portfolio metrics, including a higher portfolio yield, greater single-name diversification and a reduction in the percentage of non-accrual investments.

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The combination more than doubles the size of GSBD, and is expected to result in benefits of scale, including improved access to diversified funding sources, cost synergies and greater trading liquidity.

•	The transaction represents a combination with a known and seasoned portfolio, as all of MMLC’s investments were originated by GSAM and 93% of MMLC’s investment portfolio overlaps with that of GSBD.[3]

As a result of the merger, GSBD’s total investments and commitments will be $3.3 billion, comprised of investments in 107 portfolio companies operating across 37 different industries.3 The combination will result in a 56 basis point increase on the weighted average yield of GSBD’s investment portfolio at amortized cost.4 GSBD’s exposure to senior secured loans will increase from 92.5% to 95.7% of total investments.3 The portfolio’s single name diversification by number of portfolio companies will increase by 5%. Investments on non-accrual will decrease from 1.4% to 0.7% of the total investment portfolio at amortized cost. The median EBITDA of the portfolio companies will remain unchanged, at $37.7 million.5

Additional Transaction Terms:

GSBD has also announced several plans and provisions that are expected to be favorable to stockholders post-closing. These plans and provisions include:

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Variable Incentive Fee Cap: GSAM will reduce incentive fees for the five quarters beginning in Q4 2019 and through the end of 2020 if NII would be less than $0.48 per share without implementation of the incentive fee cap. As a result, NII is expected to exceed the regular $0.45 per share distribution by at least $0.03 per share for each of these five quarters, resulting in an aggregate excess of $0.15 per share.

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Special Distributions: GSBD’s Board of Directors has approved special distributions of $0.15 per share in total, and payable in three equal quarterly installments currently expected to begin at the end of 2020, subject to the timing of the closing of the transaction. These special distributions are intended to pass along the benefit of GSAM’s variable incentive fee cap directly to long-term stockholders.

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Lock-Up Provisions: The shares issued in connection with the merger will be subject to a staggered lock-up such that 1/3rd of the shares will be released on each of 90, 180 and 270 days following the close of the transaction.

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Proposed Enhancement to 10b5-1 Plan: GSBD currently has a 10b5-1 plan in place that authorizes the company to repurchase shares of its common stock if the market price is below GSBD’s most recently announced net asset value per share. Following the closing of the merger, GSBD is considering revisions to the 10b5-1 repurchase program plan. Among other things, the revisions may increase the size of the plan and may change the purchase price methodology to permit the repurchase of shares of common stock by GSBD above the most recently announced net asset value.

“Since its IPO nearly 5 years ago, GSBD has enjoyed a premium valuation owing in part to GSAM’s thoughtful stewardship of stockholders’ capital”, said Jon Yoder, Chief Operating Officer of GSBD. “The incremental stockholder friendly measures we have implemented in this transaction structure demonstrate GSAM’s continued commitment to stockholders and our focus on taking great care of the capital entrusted to us.”

To aid in the analysis of a potential transaction, the board of directors of each of GSBD and MMLC established a special committee, consisting exclusively of their respective independent directors. The board of directors of both GSBD and MMLC, following the recommendation of each of their special committees, have unanimously approved the Merger Agreement and the transactions contemplated therein. The consummation of the merger is currently expected to occur in Q2 2020, subject to satisfaction of certain closing conditions, including GSBD and MMLC stockholder approval, regulatory approval and other closing conditions.

GSAM will host a conference call on Monday, December 9, 2019 at 10:00 am Eastern Time to discuss the transaction. All interested parties are invited to participate via telephone or the audio webcast, which will be hosted on the Investor Resources section of GSBD’s website at www.goldmansachsbdc.com.

Conference Call Information:

Domestic: (866) 884-8289

International: +1 (631) 485-4531

Conference ID: 3395949

All participants are asked to dial in approximately 10-15 minutes prior to the call, and reference “GSBD and MMLC Merger” when prompted.

Replay Information:

An archived replay of the call will be available from approximately 10:00 am Eastern Time on December 9 through January 9. To hear the replay, please find dial-in numbers listed below. An archived replay will also be available on our webcast link located on the Investor Resources section of our website.

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 3395949

BofA Securities, Inc. served as financial advisor and Dechert LLP serves as the legal counsel to the special committee of GSBD. Morgan Stanley & Co. LLC served as financial advisor and Eversheds Sutherland (US) LLP serves as the legal counsel to the special committee of MMLC. GSAM’s legal advisor is Wachtell, Lipton, Rosen & Katz.

Please direct any questions regarding obtaining access to the conference call to Goldman Sachs BDC, Inc. Investor Relations, via e-mail, at gsbdc-investor-relations@gs.com.

ENDNOTES

[1]	Excludes $82.9 million of unfunded capital commitments from MMLC stockholders as of September 30, 2019.
[2]

Based on the fixed exchange ratio of 0.9939 and GSBD’s and MMLC’s respective net asset values as of September 30, 2019, as adjusted for estimated deal related expenses. The actual NAV accretion will be based upon the respective NAVs at the close of the merger, inclusive of certain transaction adjustments resulting from the Merger.

[3]	Measured on a fair value basis as of September 30, 2019.
[4]

Computed based on the (a) annual actual interest rate or yield earned plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total investments (including investments on non-accrual and non-incoming producing investments) at amortized cost, in each case as of September 30, 2019.

[5]

For a particular portfolio company, EBITDA typically represents net income before net interest expense, income tax expense, depreciation and amortization. Median EBITDA is based on the pro-forma combined company’s debt investments as of September 30, 2019, excluding investments where EBITDA may not be the appropriate measure of credit risk, such as cash collateralized loans and investments that are underwritten and covenanted based on recurring revenue. As of September 30, 2019, investments where EBITDA may not be the appropriate measure of credit risk represented 26.1% of total debt investments at fair value for the pro-forma combined company. Portfolio company statistics are derived from the most recently available financial statements of each portfolio company as of the respective reported end date. Portfolio company statistics have not been independently verified by us and may reflect a normalized or adjusted amount.

ABOUT GOLDMAN SACHS BDC, INC.

Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GSBD was formed by The Goldman Sachs Group, Inc. (“Goldman Sachs”) to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GSBD seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com. Information on the website is not incorporated by reference into this press release and is provided merely for convenience.

ABOUT GOLDMAN SACHS MIDDLE MARKET LENDING CORP.

Goldman Sachs Middle Market Lending Corp. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. MMLC was formed by Goldman Sachs Group, Inc. to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. MMLC seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent GSBD’s belief regarding future events that, by their nature, are uncertain and outside of GSBD’s control. There are likely to be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the ability of the parties to consummate the merger on the expected timeline, or at all, failure of GSBD or MMLC to obtain the requisite stockholder approval for the Proposals (as defined below) set forth in the Proxy Statement (as defined below), the ability to realize the anticipated benefits of the merger, effects of disruption on the business of GSBD and MMLC from the proposed merger, the effect that the announcement or consummation of the merger may have on the trading price of GSBD’s common stock on the New York Stock Exchange, the combined company’s plans, expectations, objectives and intentions as a result of the merger, any decision by MMLC to pursue continued operations, any termination of the Merger Agreement, future operating results of GSBD or MMLC, the business prospects of GSBD and MMLC and the prospects of their portfolio companies, actual and potential conflicts of interests with GSAM and other affiliates of Goldman Sachs , general economic and political trends and other factors, the dependence of GSBD’s and MMLC’s future success on the general economy and its effect on the industries in which they invest; and future changes in laws or regulations and interpretations thereof, and the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission (“SEC”), including those contained in the Proxy Statement, when such documents become available, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving GSBD and MMLC, along with related proposals for which stockholder approval will be sought (collectively, the “Proposals”). In connection with the Proposals, each of GSBD and MMLC intend to file relevant materials with the SEC, including a registration statement on Form N-14, which will include a joint proxy statement of GSBD and MMLC and a prospectus of GSBD (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF EACH OF GSBD AND MMLC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GSBD, MMLC, THE MERGERS AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov or, for documents filed by GSBD, from GSBD’s website at http://www. GoldmanSachsBDC.com.

Participants in the Solicitation

GSBD and MMLC and their respective directors, executive officers and certain other members of management and employees of GSAM and its affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of GSBD and MMLC in connection with the Proposals. Information about the directors and executive officers of GSBD is set forth in its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 21, 2019. Information about the directors and executive officers of MMLC is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 1, 2019 and its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on September 11, 2019. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the GSBD and MMLC stockholders in connection with the Proposals will be contained in the Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.

Goldman Sachs BDC, Inc.

Investor Contact: Katherine Schneider, 212-902-3122

Media Contact: Patrick Scanlan, 212-902-6164

Source: Goldman Sachs BDC, Inc.